UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2010, the Board of Directors of RealNetworks, Inc. (the "Company") appointed Robert Kimball as Chief Executive Officer of the Company. Mr. Kimball continues to serve as President of the Company and on the Company’s Board of Directors.

Mr. Kimball, age 46, joined the Company in 1999, and prior to this appointment, he served as the Company's President and acting Chief Executive Officer since January 2010. From January 2009 to January 2010, Mr. Kimball served as the Company’s Executive Vice President, Corporate Development and Law, General Counsel and Corporate Secretary. In addition, from January 2005 to January 2009, Mr. Kimball served as the Company’s Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary of RealNetworks, and from January 2003 to January 2005, he served as the Company’s Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary.

Item 7.01 Regulation FD Disclosure.

The Company’s press release dated July 22, 2010 announcing Mr. Kimball’s appointment as the Company’s Chief Executive Officer is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Exhibit Description
99.1 Press release issued by RealNetworks, Inc. dated July 22, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

July 22, 2010	By:	Michael Eggers

Name: Michael Eggers
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by RealNetworks, Inc. dated July 22, 2010